As filed with the Securities and Exchange Commission on March 11 , 2011
Registration No. 333-173163

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GOLD SWAP INC.
 (Exact name of Registrant as specified in its charter)

New York	5094	27-3046338
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

c/o Melvin Schlossberg
Gold Swap Inc.
72 Pond Road
Woodbury, New York 11797
Telephone: 516-857-0980
(Address and telephone number of Registrant's principal executive offices)

c/o Melvin Schlossberg
Gold Swap Inc.
72 Pond Road
Woodbury, New York 11797
Telephone: 516-857-0980
 (Address of principal place of business or intended principal place of business)

V Corp Services
20 Robert Pitt Drive, Suite 214
Monsey, NY 10952
Phone: 888-528-2677
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 10 Union Avenue Suite 5 Lynbrook, NY 11563 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 per share(1)	131,200	$0.10	(2)	$13,120	$1.52
Total	131,200	$0.10	(2)	$13,120	$1.52

(1)	Represents common shares currently outstanding to be sold by the selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling shareholders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $.0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

  * Previously paid

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

Gold Swap Inc.

131,200 Shares of Common Stock

This prospectus relates to the resale of 131,200 shares of common stock, par value $0.0001, of Gold Swap Inc., which are issued and outstanding and held by persons who are our shareholders. The company will not receive any proceeds from these sales; the selling shareholders identified in this prospectus will receive all the proceeds from this offering.

Our common stock is presently not traded on any market or securities exchange. The 131,200 shares of our common stock can be sold by selling shareholders at a fixed price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been determined arbitrarily. If all 131,200 shares are sold, the selling shareholders will receive an aggregate of $13,120 of proceeds. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2011

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our,”  “us” or “Gold Swap” refer to Gold Swap Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Corporate Background

Gold Swap Inc. was incorporated under the laws of the State of New York on July 13, 2010.  We are a development stage company, formed to facilitate the broad-scale recycling of jewelry, and other items containing precious metals in the U.S. and internationally. We intend to utilize consumer oriented advertising efforts to solicit individuals interested in liquidating unwanted jewelry and other items containing precious metals.  Through a global platform, we will facilitate an end-to-end consumer solution, from acquisition of the used jewelry through liquidation. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, and capital formation activities.  We currently have no employees other than our officers, two of whom are also our directors.  We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity.

Our offices are currently located at Gold Swap Inc. c/o Melvin Schlossberg, 72 Pond Road, Woodbury, New York 11797. Our telephone number at such address is 516-857-0980. We have internet websites at the following URLs: www.bucksforbling.com and www.getmoreforyourgold.com. Information contained on our websites, or which can be accessed through the websites, does not constitute a part of this registration statement.

The Offering

Securities offered:	131,200 shares of common stock, par value $0.0001 per share
Offering price :
The selling shareholders purchased their shares of common stock from us at $0.05 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.10 per share, which includes an increase, from the price it was purchased

This is a fixed price at which the selling shareholders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Shares outstanding prior to offering:	30,631,200 shares of common stock.
Shares outstanding after offering:	30,631,200 shares of common stock.

Our executive officers and directors currently own 70.18% of our outstanding common stock.  As a result, our executive officers and directors have substantial control over all matters submitted to our shareholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.
Going Concern Considerations:
The Company has a net loss of $1,078,505 and net cash used by operations of $3,505 from July 13, 2010 (inception) through December 31, 2010.

The ability of the Company to continue as a going concern is dependent on management's plans which include raising additional funds for further implementation of the Company’s business plan and continuing to raise funds through debt or equity raises. The Company will likely rely upon related party debt or equity financing in order to ensure the continuing existence of the business.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Risk Factors	See “risk factors” beginning on page 3 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Summary Financial Information

	For the Three Months Ended March 31, 2011	Gold Swap Inc. For the Period July 13, 2010 (Inception) to March 31, 2011
Statement of Operations Data
Operating expenses	$11,898	$1,090,403
Net operating loss	11,898	1,090,403

Net loss	$11,898	$1,090,403

Net loss per common share:
Basic and diluted	$0.00	$0.04

Weighted average number of
Common shares outstanding:
Basic and diluted	29,992,736	29,656,703

Balance Sheet Data

Working capital	$36,157	$47,480
Total assets	$36,157	$47,480
Total liabilities		0
Stockholders’ Equity	$36,157	$47,480

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

We are a development stage company with no operating history and may never be able to effectuate our business plan or achieve any revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. Our Company was established on July 13, 2010.  We are a development stage company, formed to facilitate the broad-scale recycling of jewelry, and other items containing precious metals in the U.S. and internationally. We intend to utilize consumer oriented advertising efforts to solicit individuals interested in liquidating unwanted jewelry and other items containing precious metals to be recycled.  Other than developing our websites and conducting the private placement for the shares being registered in this prospectus, we have no operating history and may not be able to successfully effectuate our business plan in a manner that will generate any revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

In particular, potential investors should be aware that we have not proven that we can:

·	raise sufficient capital in the public and/or private markets;

·	have access to a line of credit in the institutional lending marketplace for the expansion of our business;

·	solicit individuals interested in selling unwanted items containing precious metals;

·	provide those individuals with the means and materials necessary to send those items in to our refinery;

·	purchase the items at prices less than the spot market;

·	refine the material and sells it on the spot market;

·	derive profits from the spread between the scrap price and the spot price;

·	respond effectively to competitive pressures; or

·	recruit and build a management team to accomplish our business plan.

Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in establishing a new business, and our Company is a highly speculative venture involving significant financial risk.

We expect losses in the future because we have no revenue to offset losses.

As we have no current revenue, we are expecting losses over the next 12 months because we do not yet have any revenues to offset the expenses associated with the development and implementation of our business plan. We have a net loss of $ 1,090,403 and net cash used by operations of $3,505 from July 13, 2010 (inception) through March 31, 2011 . We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have a going concern opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

We are a development stage Company and have not commenced our planned principal operations. The Company has no revenues and incurred a net loss of $ 1,090,403 during the period July 13, 2010 (inception) to March 31, 2011 . Furthermore, we anticipate generating losses for the next 12 months. These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period July 13, 2010 (inception) to March 31, 2011 . Our ability to continue as a going concern is dependent upon our ability to raise additional funds, either in the form of debt or equity or some combination thereof and/or achieve sufficient profitable operations. There is no assurance that the Company will be able to raise such funds or achieve such profitable operations.

We have no track record that would provide a basis for assessing our ability to conduct successful business activities. We may not be successful in carrying out our business objectives.

The revenue and income potential of our proposed business and operations are unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Accordingly, we have no track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in developing and marketing of our products and thereafter making them available for sale. There is a substantial risk that we will not be successful in implementing our business plan, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations, irrespective of competition.

If the future price gold is substantially lower than current levels, customers would be less likely to recycle their jewelry which could adversely affect our business.

Our ability to obtain additional and continuing funding and our profitability will be significantly affected by changes in the market price of gold.  Gold prices historically fluctuate widely and are affected by numerous factors, all of which are beyond our control. Some of these factors include:

•	economic conditions including employment and unemployment rates;
•	the sale or purchase of gold by central banks and financial institutions;
•	interest rates;
•	currency exchange rates;
•	inflation or deflation;
•	fluctuation in the value of the United States dollar and other currencies;
•	speculation;
•	global and regional supply and demand, including investment, industrial and jewelry demand; and
•	the political and economic conditions of major gold or other mineral-producing countries throughout the world, such as Russia and South Africa.

The price of gold or other minerals have fluctuated widely in recent years, and a decline in the price of gold could cause a significant decrease in the value of our properties, limit our ability to raise money, and limit our profitability.  If the future price for gold is substantially lower than today’s market price, our business may suffer.  Additionally, like any market, there may be a point where consumers have recycled much or most or all of their gold and precious metals.  This will result in a reduction of the demand for our services.

If the U.S. and global economies improve, we may experience reduced revenue and our results of operations may be adversely affected.

The price of gold and other precious metals historically rises as economic conditions worsen or if investors fear conditions will deteriorate.  Gold and other prices are at or near their historical high prices.  We expect that if the current economic recession continues, consumers will seek to recycle their gold, silver and other precious metals in order to raise cash.  Once the recession ends, our business may be adversely affected.  At the same time, as the economy improves consumers may be less likely to recycle used items.

If our customers choose to transact business directly with store-based competitors rather than with us, our profitability will be limited.

Sellers of precious metals may prefer to do business with local store-based competitors where there is a feeling of security and immediacy.  This will result in us generating lower revenues.  Specific factors that could prevent consumers from transacting business in response to our television or online advertisements include:

•	recent adverse publicity concerning our industry;
•	concerns about transacting in precious metals items or jewelry without a physical storefront or face-to-face interaction with personnel;
•	the extra shipping time associated with Internet or mail orders;
•	pricing that does not meet consumer expectations;
•	concerns about loss due to theft and mail, delayed or damaged shipments;
•	concerns about loss due to theft and mail, delayed or damaged shipments;
•	concerns about the security of online transactions and the privacy of personal information; or
•	the inconvenience associated with dealing with a remote purchaser.

Our future growth and profitability will depend in large part upon the effectiveness of our marketing and advertising expenditures.

Our future growth and profitability will depend in large part upon our media performance, including our ability to:

•	create greater awareness of our brand and our program;
•	identify the most effective and efficient level of spending in each market and specific media vehicle;
•	determine the appropriate creative message and media mix for advertising, marketing and promotional expenditures; and effectively manage marketing costs (including creative and media).

Our planned marketing expenditures may not result in increased revenue or generate sufficient levels of brand name and program awareness.  If our media performance is not effective, our future results of operations and financial condition will be adversely affected.

Because we face intense competition for business, our future results of operations and our future financial condition may be adversely affected.

We operate in an extremely competitive business.  The procurement and aggregation of gold and other precious metals is dominated by Cash4Gold in the United States.  In addition, we face competition in foreign markets from Cash4Gold, which has recently begun to expand internationally, and multiple local market competitors.  Our smaller size, shorter operating history and limited working capital may limit our advertising investment levels, our ability to expand successfully into new markets or effectively compete against these other companies.  If we are not able to compete effectively, our future business will be adversely affected and our future results of operations and financial condition will be adversely affected.

Our business is dependent on our relationships with refineries, but we currently do not have any such relationships. Accordingly, if we are not able to develop relationships with refineries, or if there is any disturbance in our relationship with refineries, it could affect our future operating results.

We do not have any established relationships with refineries. We will rely heavily on establishing these relationships in order to accelerate our cash collections timeframe and permits us to offer competitive pricing.  Once these relationships are established and if harmed, diminished or interrupted in any way for any significant period of time, our business and results of operations would be substantially harmed. In particular, we may face longer cash collection times, higher expenses and/or a lower level of service.  This could lead to us being unable to pay top market rates to consumers, requiring longer leads times to process and value gold and other precious metals, which could have an adverse impact on our business and results of operations.

Since our business is subject to the risk of theft or loss in transit, material theft or loss could hurt our reputation and affect our revenue.

We face the risk of theft from inventory or during shipment to the refinery.  We will take steps to prevent such theft by implementing comprehensive surveillance and security measures. In addition, we hope to be in a position to obtain and maintain insurance to cover losses resulting from theft or loss.  However, if security measures fail, losses exceed our insurance coverage or we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

Our business is subject to a variety of U.S. and foreign laws, rules and regulations that could subject us to claims or otherwise harm our business.

Government regulation of the Internet and e-commerce is evolving and unfavorable changes could substantially harm our business and results of operations.  We are subject to a variety of laws in the U.S. and abroad that affect advertising, that are costly with which to comply, can result in negative publicity and diversion of management time and effort, and can subject us to claims or other remedies.  In some countries like the United Kingdom, regulatory bodies are required to pre-approve advertising spots and to investigate complaints from the public.  The failure to obtain approval and/or required revisions as a result of complaints has resulted, and can in the future result, in delays which may reduce our revenue, increase our expenses and adversely affect our profitability.  In addition, the laws relating to the liability of providers of online services are currently unsettled both within the U.S. and abroad.  Claims can be brought under both U.S. and foreign law for defamation and other tort claims, unlawful activity, copyright and trademark infringement.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act.   We must comply with the Federal Trade Commission’s unfair trade practices rules and state consumer protection laws including “little” unfair trade practice rules.  Additionally, Florida regulates secondhand dealers.  Any failure on our part to comply with these laws, rules and regulations may subject us to additional liabilities.

If we lose the services of key members of our management team, we may not be able to execute our business strategy effectively.

Our future success depends in a large part upon the continued service of key members of our management team. In particular, Melvin Schlossberg, our chief executive officer, president and secretary, Donald Ptalis, our chief financial officer and Vadim Mats, our vice president of business development, are critical to our overall management as well as our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

Since our officers can work or consult for other companies, their activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment for other companies. Their other activities may prevent them from devoting full-time to our operations which could slow down our operations and may reduce our financial success. It is expected that each of our directors will devote between 20 and 30 hours per week to our operations on an ongoing basis, and will devote whole days and even multiple days at a stretch when required.

If we are unable to obtain additional funding, our business operations will be harmed.  Even if we do obtain additional financing then our existing shareholders may suffer substantial dilution.

We will require additional funds to implement our business plan. We anticipate that we will require a minimum of $150,000 to fund our planned activities for the next twelve months. We hope to raise this capital through the sale of our securities in a private placement.  The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations.  If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the Company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

Our o fficers and directors have no experience in gold and jewelry recycling business and we will have to hire qualified consultants to assist in marketing. If we cannot locate qualified consultants, we may have to suspend or cease operations which will result in the loss of your investment.

Due to the lack of experience in the gold and jewelry recycling business, our officers may make wrong decisions and choices regarding marketing/sales. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry. As a result we may have to suspend or cease operations which will result in the loss of your investment.

Our officers and directors own a majority of the outstanding shares of our common stock, and other stockholders may not be able to influence control of the company or decision making by management of the company.

Our executive officers and directors presently own, in the aggregate, 70.18% of our outstanding common stock. As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval including the following matters: election of our board of directors; removal of any of our directors; amendment of our Certificate of Incorporation or bylaws; and adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.  Other stockholders may find the corporate decisions influenced by our executive officers are inconsistent with the interests of other stockholders.  In addition, other stockholders may not be able to change the directors and officers, and are accordingly subject to the risk that management cannot manage the affairs of the company in accordance with such stockholders’ wishes.

RISK FACTORS RELATING TO OUR COMMON STOCK

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, par value $.0001 per share, of which 30,631,200 shares are currently issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Trading in our common stock is subject to the “penny stock” rules. The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product. The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with result in investor losses.

The offering price of our common stock could be higher than the market value, causing investors to sustain a loss of their investment.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

Currently, there is no public market for our securities, and there can be no assurances that any public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

There has not been any established trading market for our common stock, and there is currently no public market whatsoever for our securities. Additionally, no public trading can occur until we file and have declared effective a Registration Statement with the SEC. There can be no assurances as to whether, subsequent to registration with the SEC:

•	any market for our shares will develop;

•	the prices at which our common stock will trade; or

•
the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

If our shares are quoted on the OTC Bulletin Board, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application, and there is no guarantee that such a market maker will be located.  Even if we successful and locate a market maker who files an application, there is no assurance that such application will be approved and our shares be accepted for quotation on the OTC BB.

The majority of the outstanding shares of our common stock held by present shareholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. On November 15, 2007, the Securities and Exchange Commission adopted changes to Rule 144, which, would shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   The changes became effective in February 2008. Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the Over the Counter Bulletin Board (“OTCBB”) (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and NYSE AMEX Equities exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than necessary, we have not yet adopted these measures.

We do not currently have independent audit or compensation committees. As a result, the director has the ability, among other things, to determine his own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

The costs to meet our reporting and other requirements as a public company subject to the Exchange Act of 1934 will be substantial and may result in us having insufficient funds to expand our business or even to meet routine business obligations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $35,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

THE OFFERING

This prospectus relates to the resale by certain selling shareholders of the Company of up to 131,200 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.05 per share to the selling shareholders in private placements conducted in September through December 2010 pursuant to the exemptions from registration under the Securities Act provided by Regulation D the Securities Act. As of December 31, 2010, the Company terminated the offering having sold only 131,200 of the 1,000,000 shares offered in the private placement and raised $6,560 in gross proceeds.

USE OF PROCEEDS

The selling shareholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until our shares of common stock are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.10 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.05 plus an arbitrarily determined increase.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SHAREHOLDERS

The following table sets forth the shares beneficially owned, as of Ma y 9 , 2011, by the selling shareholders prior to the offering contemplated by this prospectus, the number of shares each selling shareholder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling shareholders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling shareholders at a purchase price of $0.05 per share in a private placement held from September 2010 through December 2010, pursuant to the exemption from the registration under the Securities Act provided by Regulation D of the Securities Act.  None of the selling shareholders are affiliates or controlled by our affiliates and none of the selling shareholders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 30,631,200 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

	Common Shares owned by the Selling	Number of Shares Offered by Selling	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering(1)
Name of Selling Shareholders	Shareholder	Shareholder	# of Shares	% of Class
Michael Esposito	10,000	10,000	0	*
Silverman Law Firm(2)	5,000	5,000	0	*
Michael Manela(5)	10,000	10,000	0	*
Igor Mats(3)	2,000	2,000	0	*
Yelena Mats (3)	2,000	2,000	0	*
Danny Kisin(5)	2,000	2,000	0	*
Alex Kisin(4)	2,000	2,000	0	*
Steven Manela (6)	5,000	5,000	0	*
Jeffrey Manela(6)	5,000	5,000	0	*
Stuart Fine	5,000	5,000	0	*
Roman Feldman(4)	1,700	1,700	0	*
David Tabakhov	5,000	5,000	0	*
Yelizaveta Grinshpun	5,000	5,000	0	*
Marco Weisfeld(7)	6,000	6,000	0	*
Hanna Weisfeld(7)	6,000	6,000	0	*
Wendy Solomon	1,000	1,000	0	*
Andrew Krutman	1,000	1,000	0	*
Laurie Rastelli	1,000	1,000	0	*
Paul Solomon	1,000	1,000	0	*
Margaret Camaratia	1,000	1,000	0	*
William Bodensiek	1,000	1,000	0	*
Nick Damiani	1,000	1,000	0	*
Laurence King	3,000	3,000	0	*
Havard H. Lee(10)	2,000	2,000	0	*
Diane L. Lee (10)	2,000	2,000	0	*
Donald A. Eskdale	2,000	2,000	0	*
James Caparosa(8)	10,000	10,000	0	*
Radmila Caparosa(8)	10,000	10,000	0	*
Jamie L. Chadwick	2,000	2,000	0	*
Shloimie Levin(9)	500	500	0	*
Carter G. Lee	2,000	2,000	0	*
Yosef Majerczyk	500	500	0	*
Eitan Weisfeld(7)	6,000	6,000	0	*
Ely Weisfeld(7)	6,000	6,000	0	*
Nechama D. Rosen(9)	500	500	0	*
Morry Weisfeld(7)	6,000	6,000	0	*

* Represents less than one percent of the total number of shares of common stock outstanding as of the date of this filing.

(1)
Assumes all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during this offering period and is based on 30,631,200 shares of common stock issued and outstanding as of M ay 9 , 2011.

(2)	Samuel Silverman is the owner and managing attorney of the Silverman Law Firm.

(3)	Igor Mats is the spouse of Yelena Mats and they are the parents of Vadim Mats, our Vice President of Business Development.

(4)	Alex Kisin and Roman Feldman are brothers.

(5)	Danny Kisin is the cousin of Alex Kisin

(6)	Marco Weisfeld is the spouse of Hanna Weisfeld and they are the parents of Eitan, Ely and Morry Weisfeld.

(7)	Michael, Steven and Jeffrey Manella are brothers.

(8)	James Caparosa is the spouse of Radmila Caparosa.

(9)	Shloimie Levin is the spouse of Nechama D. Rosen.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board.

The selling shareholders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.10 per share until our shares of common stock are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.10 has been arbitrarily determined as the selling price based upon the original purchase price paid by the selling shareholders of $.05 plus an arbitrary increase.

 Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling shareholders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling shareholder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling shareholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling shareholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling shareholder if such broker-dealer is unable to sell the shares on behalf of the selling shareholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling shareholders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a Selling shareholder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling shareholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling shareholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling shareholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling shareholders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling shareholder wants to sell shares of our common stock under this registration statement in the United States, the selling shareholders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling shareholder will be able to advise a selling shareholder, which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 30,631,200 shares are issued and outstanding as of May 9, 2011.  Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding.  Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We were incorporated under the laws of the State of New York on July 13, 2010.  We are a development stage company, formed to facilitate the broad-scale recycling of jewelry, and other items containing precious metals in the U.S. and internationally. We intend to utilize consumer oriented advertising efforts to solicit individuals interested in liquidating unwanted jewelry and other items containing precious metals.  Through a global platform, we will facilitate an end-to-end consumer solution, from acquisition of the used jewelry through liquidation. Our focus will be on providing a fast, secure and convenient service that will enable the public to discretely sell their precious metals from the comfort and security of their homes or offices.  We hope to develop relationships with refineries that will allow us to secure current market prices for all of the precious metals we purchase on a daily basis. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational, start-up, capital formation activities and initial investigations into the design and production of our business.  We currently have no employees other than our officers, two of whom are also our directors.

The address of our principal executive office is c/o Mr. Melvin Schlossberg, Gold Swap Inc., 72 Pond Road, Woodbury, NY 11797. Our telephone number is 516-857-0980.  We have internet websites at the following URLs: www.bucksforbling.com and www.getmoreforyourgold.com. Information contained on our websites, or which can be accessed through the websites, does not constitute a part of this registration statement.

Process

When someone decides they want us to help them dispose of an item for cash, they will simply contact us through our websites or a toll-free number (that will be set up solely for this purpose), where we will collect basic information that is used to deliver our mail-order kit to them.  This kit will include a welcome letter, a Ziploc pouch, a tear free prepaid shipping envelope and a form on which the customer provides their contact information as well as a record of the items being sent.  Upon receipt, the sellers fill the kit with the items they wish to sell and send the kit to a refinery, with which we have established a relationship.  Each mail-order kit may be tracked via our website and upon its arrival the materials are assessed.  The refinery will immediately value the items received based on a variety of factors including metal type, purity and weight, and then issue payment to the seller. If we decide to purchase the item, we send the customer a check within a 72-hour period of appraisal of the items. The customer has a fourteen (14) day period from the date of the check in which they can accept the amount paid for the items and cash the check, or they may return the check to the Company. If the customer cashes the check or fails to return the check before the end of the fourteenth (14) day period, the transaction will be completed and the precious metals will then be refined and sold. If the customer returns the check to the Company within the fourteen (14) day period, the Company will return the items to the customer.

We project that the vast majority of our sales will be made to refineries.  While we currently do not have any agreements or arrangements with a refinery, within the next six months, we intend to enter into such agreements. We hope that the refineries we engage will have the knowledge, experience and technical expertise, coupled with a state-of-the art refining facility that will allow them to control their costs and maximize their pricing on purchases.  We hope that these low costs will be passed on to us, which, when coupled with current day spot market purchase prices, will help to provide us with a competitive advantage in the marketplace. There is no assurance that we will be able to engage a refinery on terms that will be favorable to us.

Security Measures

We will face the risk of theft from inventory or during shipment to refineries.  We will take steps to prevent such theft by implementing comprehensive surveillance and security measures and we will maintain insurance to cover losses resulting from theft or loss.   We do not currently have insurance. If and when we are able to obtain insurance, each kit will be insured for up to $500.  However, if security measures fail, losses exceed insurance coverage or we are not able to maintain insurance at a reasonable cost, we could incur significant losses from theft, which would substantially harm our business and results of operations.

Marketing

We will utilize direct response advertising and marketing campaigns, including television, radio, print and the Internet to solicit precious metals from the public.  The methods of advertising used and the level of advertising investment varies by market as well as by a variety of factors that influence the effectiveness of direct response advertising such as time of year, local or global televised events, etc.  Television and radio advertisements can be targeted toward specific demographics based on the type of show and time of day.  Internet marketing targets various demographics by advertising on publisher websites, most commonly with banners and contextual banners, focused on generating potential customers by driving traffic to our websites

Competition

The industry for individuals and businesses seeking to extract value from items, such as jewelry, has changed dramatically over the past several years.  Historically, liquidation options were limited to pawn shops, garage sales, newspaper and advertisements.  With the continued penetration of the Internet, additional avenues such as eBay Inc. and Craigslist have become viable options as well.  Although there may be benefits to utilizing one of these options, often they can be time consuming, labor intensive, involve safety risks or a lack of privacy.  We believe that our service overcomes all of these drawbacks.

There are several companies that have an approach similar to ours, including Green Bullion Financial Services, LLC (www.Cash4Gold.com), BGC Management, Inc. (Brokengold.com), Lippincott, LLC (goldkit.com), and Postal Gold.  We believe that the remainder of the market is highly fragmented and that the majority of the remaining competitors are small pawn shops and jewelry stores that do not view this service as a primary component of their businesses.

The combination of the global economic downturn and the recent increases in precious metal prices have led to a dramatic increase in the number of people wanting to cash in their gold and other precious metal items.  Although this has contributed to the revenue growth the industry has experienced recently, it has also resulted in an increase in the number of competitors in the marketplace.  Some of these competitors operate without regard to legal requirements or to the overall reputation of the industry by disposing of their customer’s items prior to the prescribed holding periods and by offering extremely low purchase prices for the items to be sold.  As a result of these incidents, the media has portrayed the overall industry in a negative light.  This has resulted in additional customer scrutiny, increased governmental regulations, and has applied pressure on purchase costs.

Intellectual Property

We do not own any intellectual property rights.

Governmental Regulations

Because of the nature of our business, we will be subject to the Federal Trade Commission’s unfair trade practice rules and various state laws designed to protect consumers including “little” unfair trade practice laws, as well as similar laws and regulations in the other markets in which we will operate.  As we expand globally, we will be subject to the laws of each country where we operate. In some countries like the United Kingdom, regulatory bodies are required to pre-approve advertising spots and to investigate complaints from the public.

In addition to general business requirements, some of these laws dictate licensing and/or procedural requirements to operate as well as prescribing mandatory holding periods after acquisition of items before they can be resold and/or liquidated.  We will adapt our processes and procedures to comply with these requirements.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for listing or linking to third-party websites that include materials that infringe copyrights or other rights, so long as we comply with the statutory requirements of this act.  The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from minors. In the area of data protection, the European Union and many states have passed laws requiring notification to users when there is a security breach for personal data, such as California’s Information Practices Act and Florida regulates secondhand dealers.

 Employees

We have no employees other than our executive officers, who are also our directors.  All functions including development, strategy, negotiations and administration are currently being provided by our executive officers at rates described below in the Executive Compensation section of this prospectus. Our officers and directors do not work exclusively for us and do not devote all of their time to our operations.  Their other activities prevent them from devoting their full-time to our operations. It is expected that Mr. Schlossberg will only be available on a part-time basis and may devote between 20 and 30 hours per week to our operations on an ongoing basis.  Mr. Ptalis has other full-time employment obligations which do not preclude him from devoting up to 30 hours per week to the Company’s business.

DESCRIPTION OF PROPERTY

The Company executive offices are located at c/o Melvin Schlossberg, Gold Swap Inc., 72 Pond Road, Woodbury, NY 11797. We are not paying any rent for such space and the Company believes that its current office space will be adequate for the foreseeable future.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no guarantee that our common stock will be eligible for trading or quoted on the Over the Counter Bulletin Board or that  a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of May 9, 2011, there were 30,631,200 common shares issued and outstanding, which were held by 45 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of Gold Swap Inc., and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made.  We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview

We are focused on the business of direct-from-consumer, procurement and aggregation of precious metals to be recycled.  We intend to utilize consumer oriented advertising efforts to solicit individuals interested in liquidating unwanted jewelry and other items containing precious metals.  Through a global platform, we will facilitate an end-to-end consumer solution, from acquisition through liquidation. We intend to utilize a low cost, highly scalable and flexible business model that will allows us to quickly and efficiently adapt to entry into new markets, changes in economic conditions, supply and demand levels and other similar factors. With this in mind, we intend on using the proceeds from the sale of 131,200 shares of our common stock, which was offered in a private placement held from September through December 2010, which generated $6,560 in proceeds. As of the date of the prospectus contained in this registration statement we have raised $51,560 from the sale of our common stock. Such funds will not be sufficient to fund our operating expenses over the next twelve months.

Plan of Operation

Over the next twelve months, the Company intends to focus on the following activities:

•	the Company will locate and enter into agreements with one or more refineries;
•	solicits individuals interested in selling unwanted items containing precious metals;
•	provides those individuals with the means and materials necessary to send those items in to the refineries; and
•	derives profits from the spread between the scrap price and the spot price.

The Company estimates that it will require an approximate minimum of $150,000 in the next 12 months to implement its activities.  Such funds will be needed for the following purposes:

Purpose	Amount
Web Site	$25,000
Marketing	$70,000
Security and Surveillance	$10,000
Insurance	$10,000
Cost of operating as a public company:
Legal	$20,000
Accounting	15,000
Total	$150,000

Results of Operations

As of March 31, 2011, the Company had $36,157 in cash as compared to $47,480 as of December 31, 2010. We believe that such funds will not be sufficient to effectuate our plans with respect the Company’s proposed operation as a purchaser of precious metals and second-hand jewelry for refining and resale over the next twelve months. We will need to seek additional capital for the purpose of financing our marketing efforts.

Revenues

The Company is in its development stage and did not generate any revenues during the period from July 13, 2010 (inception) through March 31, 2011

Total operating expenses

For the three months ended March 31, 2011 total operating expenses were $11,898 which consisted of legal and professional fees. During period from July 13, 2010 (inception) to December 31, 2010, the total operating expenses were $1,078,505, which include compensation expenses of $1,075,000. The decrease of $1,066,607 to $11,898 in operating expenses was primarily as a result of the compensation expense of $1,075,000 representing the issuance of an aggregate of 21,500,000 shares to the officers and directors in July 2010. These shares were issued as follows: Mr. Schlossberg was issued 20,000,000 shares of our common stock in consideration for his services as an officer to the Company, valued in the amount of $1,000,000; Mr. Ptalis was issued 500,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $25,000; and Mr. Mats was issued 1,000,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $50,000. As the Company does not anticipate paying its officers and directors for their services, the shares were issued in consideration for their agreeing to serve as officers and directors of the Company. The shares issued to the directors and officers were valued at $0.05 per share, the same price as the shares purchased by the selling shareholders in the private offering.
Net loss

Net loss for the three month period ended March 31, 2011 was $11,898. During the period from July 13, 2010 (inception) through December 31, 2010, the Company had a net loss of $1,078,505. The decrease in net loss was primarily the result.

Liquidity and Capital Resources

As of March 31, 2011, the Company had a cash balance of $36,157.   On July 13, 2010, the Company sold an aggregate of 9,000,000 shares of its common stock to 6 founders for a total consideration of $45,000.  In September 2010, the Company commenced a private placement for up to 1,000,000 shares of its common stock, of which the Company sold only 131,200 shares and raised $6,560 as of December 31, 2010.  The Company believes that such funds will be insufficient to fund its expenses over the next twelve months. There can be no assurance that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.   The officers and directors have orally agreed to lend funds to the Company in the event capital is required for the operations of the Company. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

We currently have no commitments with any person for any capital expenditures.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Berman & Company, P.A. is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position

Melvin Schlossberg	63	Chairman, Chief Executive Officer, President and Director
Donald Ptalis	68	Chief Financial Officer and Director
Vadim Mats	26	Vice President of Business Development

Melvin Schlossberg has been our Chairman, Chief Executive Officer, President, Secretary and a director since our inception on July 13, 2010. Since 1988, Mr. Schlossberg has been the founder and manager GEM Studio Inc., a company involved in the development and production of story boards and animatic presentations used in the early stages of commercials and national advertising campaigns.

Donald Ptalis has been our Chief Financial Officer since July 20, 2010. Mr. Ptalis is the founder and currently a consultant to Plaza Promotions Inc., a company he founded in 2004. Plaza Promotions is a promotional company that provides premiums, POP printing, direct mail, and event marketing to companies in need of these services.  Plaza Promotions clientele to this day include many fortune 500 companies. From 1987-1993, Mr. Ptalis was the president and chief financial officer of Desk, Inc., a steelcase dealership with over $31,000,000 in sales, where he was responsible for the daily oversight of the company’s operations. Mr. Ptalis received a Bachelor in Mechanical Engineering from the City College of New York in 1964.

Vadim Mats has been our vice President of Business Development since July 20, 2010. Since June 2010, Mr. Mats has been the chief financial officer of Whalehaven Capital, an investment fund. Prior to joining Whalehaven Capital, Mr. Mats was assistant controller with Eton Park Capital Management, a leading multi strategy fund from July 2007 to December 2009, where he handled various functions and products in the accounting department. From June 2006 to July 2007, Mr. Mats was a fund accountant with The Bank of New York Mellon, where he was responsible for over fifteen funds. Mr. Mats graduated Cum Laude from the Zicklin School of Business at Bernard Baruch College with a Bachelor of business administration degree in finance and investments in May 2006.

There are no familial relationships among any of our officers or directors.  None of our directors or officers is a director in any other reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last ten years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our independent registered public accounting firm is Berman & Company, P.A.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.  We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

EXECUTIVE COMPENSATION

Since our incorporation on July 13, 2010, Melvin Schlossberg has been our Chairman, President, Chief Executive Officer, Secretary and a director. We have no formal employment or consulting agreement with Mr. Schlossberg. During the period from July 13, 2010 (inception) to December 31, 2010, Mr. Schlossberg was issued 20,000,000 shares of our common stock in consideration for his services as an officer to the Company, valued in the amount of $1,000,000.

Since July 20, 2010, Donald Ptalis has been our Chief Financial Officer and a director. We have no formal employment or consulting agreement with Mr. Ptalis. During the period from July 13, 2010 (inception) to December 31, 2010, Mr. Ptalis was issued 500,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $25,000.

Since July 20, 2010, Vadim Mats has been our Vice President of Business Development. We have no formal employment or consulting agreement with Mr. Mats. During the period from July 13, 2010 (inception) to December 31, 2010, Mr. Mats was issued 1,000,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $50,000.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year(1) (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)		Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Melvin Schlossberg (President, Chief Executive Officer and Secretary)	2010	0	0	1,000,000	(1)	0	0	0	0	1,000,000

Donald Ptalis (Chief Financial Officer)	2010	0	0	25,000	(2)	0	0	0	0	25,000

Vadim Mats (VP of Business Development)	2010			50,000	(3)					50,000

(1)	On July 20, 2010, Mr. Schlossberg was issued 20,000,000 shares of our common stock in consideration for his services as an officer to the Company, valued in the amount of $1,000,000.

(2)	On July 20, 2010, Mr. Ptalis was issued 500,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $25,000.

(3)	Mr. Mats was issued 1,000,000 shares of our common stock in consideration for his services as an officer of the Company, valued in the amount of $50,000.

Since our incorporation on July 13, 2010, no stock options or stock appreciation rights were granted to any of our directors or executive officers, none of our directors or executive officers exercised any stock options or stock appreciation rights, and none of them hold unexercised stock options. We have no long-term incentive plans.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Compensation of Directors

During the period from July 13, 2010 (inception) to March 31, 2011 , none of our directors received compensation for services rendered in their capacity as a director. However, they were compensated for services rendered in their capacities as officers of the Company.

No arrangements are presently in place regarding compensation to directors for their services as directors or for committee participation or special assignments.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of May 9 , 2011, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 30,631,200 shares of our common stock issued and outstanding as of May 9 , 2011.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o Gold Swap Inc., c/o Mr. Melvin Schlossberg, 72 Pond Road, Woodbury, New York 11797.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Melvin Schlossberg	Common	20,000,000	65.3%

Donald Ptalis	Common	500,000	1.6%

Vadim Mats	Common	1,000,000	3.26%

Directors and Officers as a Group (3 persons)	Common	21,500,000	70.18%

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 13, 2010, we issued 1,500,000 shares of our common stock to Mrs. Corie Weisblum.  These shares were issued in exchange for $$7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Weisblum is founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Mrs. Efrat Finkelstein.  These shares were issued in exchange for $$7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Finkelstein is founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Osher Capital Inc., a New York corporation, in which Mr. Arie Kluger is the controlling shareholder.  These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Kluger is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Lifeline Industries, Inc., New York corporation in which Robb Knie is the sole officer and controlling shareholder. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Knie is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to DPIT1 LLC, a Nevada limited liability company in which Samuel DelPresto is the sole officer and controlling person. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. DelPresto is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Momona Capital LLC, a New York limited liability company in which Arie Rabinowitz is the sole officer and controlling person. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Rabinowitz is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 1,000,000 shares of our common stock to Vadim Mats. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $50,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Mats is an officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 20,000,000 shares of our common stock to Melvin Schlossberg. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $1,000,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Schlossberg is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 500,000 shares of our common stock to Donald Ptalis. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $25,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Ptalis is an officer and a director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling shareholders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses*	$5,500

SEC registration fee	$1.52

Legal fees and other expenses*	$10,000

Total	$15,501.52
*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Berman & Company, P.A., an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

Gold Swap Inc.
(A Development Stage Company)
Financial Statements
March 31, 2011
(Unaudited)

CONTENTS

Page(s)
Balance Sheets – As of March 31, 2011 (unaudited) and December 31, 2010	F-1

Statements of Operations – Three months ended March 31, 2011 and 2010, and from July 13, 2010 (Inception) to March 31, 2011 (unaudited)	F-2

Statements of Cash Flows – Three months ended March 31, 2011 and 2010, and from July 13, 2010 (Inception) to March 31, 2011 (unaudited)	F-3

Notes to Financial Statements (unaudited)	F-4 - F-8

Gold Swap, Inc.
(A Development Stage Company)
Balance Sheets

	March 31, 2011	December 31, 2010
	(Unaudited)
Assets

Current Assets
Cash	$36,157	$47,480
Total Current Assets	36,157	47,480

Total Assets	$36,157	$47,480

Stockholders' Equity

Stockholders' Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;
none issued and outstanding	$-	$-
Common stock, $0.0001 par value, 100,000,000 shares authorized;
30,631,200 shares issued and outstanding	3,063	3,063
Additional paid-in capital	1,123,497	1,123,497
Deficit accumulated during the development stage	(1,090,403)	(1,078,505)
Subscriptions receivable	-	(575)
Total Stockholders' Equity	36,157	47,480

Total Liabilities and Stockholders' Equity	$36,157	$47,480

See accompanying notes to financial statements

F-1

Gold Swap, Inc.
(A Development Stage Company)
Statements of Operations
From July 13, 2010 (Inception) to March 31, 2011
(Unaudited)
			July 13, 2010
	Three Months ended March 31,		(Inception) to
	2011	2010	March 31, 2011

General and administrative expenses	$11,898	$-	$1,090,403

Net loss	$(11,898)	$-	$(1,090,403)

Net loss per common share - basic and diluted	$(0.00)	$-	$(0.04)

Weighted average number of common shares outstanding
during the period - basic and diluted	29,992,736	-	29,656,703

See accompanying notes to financial statements

F-2

Gold Swap, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
From July 13, 2010 (Inception) to March 31, 2011

					Additional	Deficit Accumulated during		Total
	Preferred Stock, $0.0001 Par Value		Common Stock, $0.0001 Par Value		Paid In	Development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Equity

Stock issued for services - related parties ($0.05/share)	-	$-	21,500,000	$2,150	$1,072,850	$-	$-	$1,075,000

Stock issued for cash ($0.005 - $0.05/share)	-	-	9,131,200	913	50,647	-	(575)	50,985

Net loss - from July 13, 2010 (inception) to December 31, 2010	-	-	-	-	-	(1,078,505)	-	(1,078,505)

Balance - December 31, 2010	-	-	30,631,200	3,063	1,123,497	(1,078,505)	(575)	47,480

Receipt of prior period subscription	-	-	-	-	-	-	575	-

Net loss - three months ended March 31, 2011	-	-	-	-	-	(11,898)	-	(11,898)

Balance -March 31, 2011 (unaudited)	-	$-	30,631,200	$3,063	1,123,497	$(1,090,403)	$-	$35,582

See accompanying notes to financial statements

F-3

Gold Swap, Inc.
(A Development Stage Company)
Statements of Cash Flows
From July 13, 2010 (Inception) to March 31, 2011
(Unaudited)
			July 13, 2010
	Three Months Ended March 31,		(Inception) to
CASH FLOWS FROM OPERATING ACTIVITIES:	2011	2010	March 31, 2011
Net loss	$(11,898)	$-	$(1,090,403)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related parties	-	-	1,075,000
Net Cash Used In Operating Activities	(11,898)	-	(15,403)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	575	-	51,560
Net Cash Provided By Financing Activities	575	-	51,560

Net Increase (Decrease) in Cash	(11,323)	-	36,157

Cash - Beginning of Period	47,480	-	-

Cash - End of Period	$36,157	$-	$36,157

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-	$-	$-
Interest	$-	$-	$-

See accompanying notes to financial statements

F-4

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011
(Unaudited)

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Gold Swap Inc. (the “Company”), was incorporated in the State of New York on July 13, 2010.

The Company intends to purchase precious metals and second-hand jewelry for refining and resale. The Company has not clearly identified how it will operate its business, only that it will explore commercial feasibility.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

●estimated fair value of share based payments; and
●estimated 100% valuation allowance for deferred tax assets, due to continuing and expected future losses

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

F-5

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011
(Unaudited)

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at March 31, 2011 and December 31, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At March 31, 2011 and December 31, 2010, there were no balances that exceeded the federally insured limit.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

F-6

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011
(Unaudited)

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s financial position or results of operations.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $11,898 and a net cash used in operations of $11,898 for the three months ended March 31, 2011.

The ability of the Company to continue as a going concern is dependent on Management's plans, which currently includes commencement of operations and partial reliance upon related party debt or equity.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Fair Value

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

F-7

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
March 31, 2011
(Unaudited)

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●   Level 1 – quoted market prices in active markets for identical assets or liabilities.
●    Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.
●   Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s short-term financial instruments, including cash, approximate fair value due to the relatively short period to maturity for these instruments.

At March 31, 2011 and December 31, 2010, the Company has no instruments that require additional disclosure.

Note 4 Stockholders’ Equity

From July 13, 2010 (inception) to December 31, 2010, the Company issued the following shares:

Type	Quantity	Valuation	Value Per Share
Cash	9,131,200	$51,560	$0.005 - $0.05
Services - related parties	21,500,000	1,075,000	$0.0500
Total	30,631,200	1,126,526

In connection with stock issued for services, the Company determined fair value based upon recent cash offerings with third parties, which was the most readily available evidence.

There are no equity transactions in 2011.

Note 5 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date, March 31, 2011, through May 5, 2011, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

F-8

Gold Swap Inc.
(A Development Stage Company)
Financial Statements
December 31, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
Gold Swap, Inc.

We have audited the accompanying balance sheet of Gold Swap, Inc. as of December 31, 2010, and the related statements of operations, stockholders’ equity and cash flows from July 13, 2010 (Inception) to December 31, 2010.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Swap, Inc. as of December 31, 2010, and the results of its operations and its cash flows from July 13, 2010 (inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $3,505 for the period ended December 31, 2010. This factor raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
February 16, 2011

551 NW 77th Street Suite 201 • Boca Raton, FL 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.corn
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

Gold Swap, Inc.
(A Development Stage Company)
Balance Sheet
December 31, 2010

Assets

Current Assets
Cash	$47,480
Total Current Assets	47,480

Total Assets	$47,480

Stockholder's Equity

Stockholder's Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized;
none issued and outstanding	$-
Common stock, $0.0001 par value, 100,000,000 shares authorized;
30,631,200 shares issued and outstanding	3,063
Additional paid-in capital	1,123,497
Deficit accumulated during the development stage	(1,078,505)
Subscriptions receivable	(575)
Total Stockholder's Equity	47,480

Total Liabilities and Stockholder's Equity	$47,480

See accompanying notes to financial statements

Gold Swap, Inc.
(A Development Stage Company)
Statement of Operations
From July 13, 2010 (Inception) to December 31, 2010

General and administrative expenses	$1,078,505

Net loss	$(1,078,505)

Net loss per share - basic and diluted	$(0.04)

Weighted average number of shares outstanding
during the period - basic and diluted	29,656,703

See accompanying notes to financial statements

Gold Swap, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity
From July 13, 2010 (Inception) to December 31, 2010

					Additional	Deficit Accumulated during		Total
	Preferred Stock, $0.0001 Par Value		Common Stock, $0.0001 Par Value		Paid In	Development	Subscription	Stockholder's
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Equity

Stock issued for services - related parties ($0.05/share)	-	$-	21,500,000	$2,150	$1,072,850	$-	$-	$1,075,000

Stock issued for cash ($0.005 - $0.05/share)	-	-	9,131,200	913	50,647	-	(575)	50,985

Net loss - from July 13, 2010 (inception) to December 31, 2010	-	-	-	-	-	(1,078,505)	-	(1,078,505)

Balance - December 31, 2010	-	$-	30,631,200	$3,063	$1,123,497	$(1,078,505)	$(575)	$47,480

See accompanying notes to financial statements

Gold Swap, Inc.
(A Development Stage Company)
Statement of Cash Flows
From July 13, 2010 (Inception) to December 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,078,505)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued for services - related parties	1,075,000
Net Cash Used In Operating Activities	(3,505)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	50,985
Net Cash Provided By Financing Activities	50,985

Net Increase in Cash	47,480

Cash - Beginning of Period	-

Cash - End of Period	$47,480

Supplemental Cash Flow Information:
Cash Paid During the Period for:
Income Taxes	$-
Interest	$-

Supplemental Disclosure of Non-Cash Financing Activity:
Stock issued to related parties - in connection with subscription receivable	$575

See accompanying notes to financial statements

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Gold Swap Inc. (the “Company”), was incorporated in the State of New York on July 13, 2010.

The Company intends to purchase precious metals and second-hand jewelry for refining and resale. The Company has not clearly identified how it will operate its business, only that it will explore commercial feasibility.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to rapid change. The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

●estimated fair value of share based payments; and
●estimated 100% valuation allowance for deferred tax assets, due to continuing and expected future losses

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from estimates.

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less and money market accounts to be cash equivalents.  The Company had no cash equivalents at December 31, 2010.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At December 31, 2010, there were no balances that exceeded the federally insured limit.

Fair Value of Financial Instruments

The carrying amounts of the Company’s short-term financial instruments, including cash, approximate fair value due to the relatively short period to maturity for these instruments.

Share Based Payments

Generally, all forms of share-based payments, including stock option grants, warrants, restricted stock grants and stock appreciation rights, are measured at their fair value on the awards’ grant date, and based on the estimated number of awards that are ultimately expected to vest. Share-based payment awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable. The expense resulting from share-based payments are recorded as a component of general and administrative expense.

Earnings per Share

In accordance with accounting guidance now codified as FASB ASC Topic 260, “Earnings per Share,”  basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. The Company has no common stock equivalents.

Since the Company reflected a net loss in 2010, the effect of considering any common stock equivalents, if outstanding, would have been anti-dilutive. A separate computation of diluted earnings (loss) per share is not presented.

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC Topic 740, “Income Taxes,” which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

Accounting guidance now codified as FASB ASC Topic 740-20, “Income Taxes – Intraperiod Tax Allocation,” clarifies the accounting for uncertainties in income taxes recognized in accordance with FASB ASC Topic 740-20 by prescribing guidance for the recognition, de-recognition and measurement in financial statements of income tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns, including a decision whether to file or not to file in a particular jurisdiction. FASB ASC Topic 740-20 requires that any liability created for unrecognized tax benefits is disclosed. The application of FASB ASC Topic 740-20 may also affect the tax bases of assets and liabilities and therefore may change or create deferred tax liabilities or assets. The Company recognizes interest and penalties related to unrecognized tax benefits in income tax expense. At December 31, 2010, the Company did not record any liabilities for uncertain tax positions.

Recent Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2010-06, “Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 amends ASC 820, “Fair Value Measurements” ("ASC 820") to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. The ASU also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. ASU 2010-06 did not have a significant effect on the Company’s financial position or results of operations.

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss of $3,505 from July 13, 2010 (inception) through December 31, 2010

The ability of the Company to continue as a going concern is dependent on Management's plans, which currently includes commencement or operations and partial reliance upon related party debt or equity.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Income Taxes

The Company recognized deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  The Company will establish a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The Company has a net operating loss carryforward for tax purposes of approximately $ 3,500 at December 31, 2010, expiring through 2030. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at December 31, 2010 are approximately as follows:

Gross deferred tax assets:
Net operating loss carryforwards	(1,000)
Total deferred tax assets	1,000
Less: valuation allowance	(1,000)
Net deferred tax asset recorded	-

The valuation allowance at July 13, 2010 (inception) was $0. The net change in valuation allowance during the period ended December 31, 2010, was an increase of approximately $3,500.

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of December 31, 2010.

The actual tax benefit differs from the expected tax benefit for the period ended December 31, 2010 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes and 7.1% for State income taxes, a blended rate of 38.69%) as follows:

Expected tax expense (benefit) - Federal	$(341,000)
Expected tax expense (benefit) – State	(77,000)
Non-deductible stock compensation	417,000
Change in valuation allowance	1,000
Actual tax expense (benefit)	$-

Note 4 Fair Value

The Company applies the accounting guidance under Financial Accounting Standards Board (“FASB”) ASC 820-10, “Fair Value Measurements”, as well as certain related FASB staff positions.  This guidance defines fair value as the price that would be received from m selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact business and considers assumptions that marketplace participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance.

The guidance also establishes a fair value hierarchy for measurements of fair value as follows:

●   Level 1 – quoted market prices in active markets for identical assets or liabilities.

●   Level 2 - inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●   Level 3 – unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

At December 31, 2010, the Company has no instruments that require additional disclosure.

Gold Swap Inc.
(A Development Stage Company)
Notes to Financial Statements
December 31, 2010

Note 5 Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

Note 6 Stockholders’ Equity

From July 13, 2010 (inception) to December 31, 2010, the Company issued the following shares :

Type	Quantity	Valuation	Value Per Share
Cash	9,131,200	$51,560	$0.005-$0.05
Services- related parties	21,500,000	1,075,000	$0.0500
Total	30,631,200	$1,126,560

In connection with stock issued for services, the Company determined fair value based upon recent cash offerings with third parties, which was the most readily available evidence.

In connection with the stock issued for cash, 11,500 shares, valued at $575, was recorded as a subscription receivable.  The subscription was collected in January 2011.

Note 7 Subsequent Events

The Company has evaluated for subsequent events between the balance sheet date of December 31, 2010 and March 17, 2011, the date the financial statements were issued, and concluded that events or transactions occurring during that period requiring recognition or disclosure have been made.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any Selling shareholders.

Securities and Exchange Commission registration fee	$1.52
Legal fees and miscellaneous expenses (*)	$10,000
Accounting fees and expenses (*)	$5,500
Total (*)	$15,501.52

(*) Estimated.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the New York Business Corporation Law and our bylaws.

Under the New York Business Corporation Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation do not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by New York law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under New York law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On July 13, 2010, we issued 1,500,000 shares of our common stock to Mrs. Corie Weisblum.  These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Weisblum is founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Mrs. Efrat Finkelstein.  These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.  Mrs. Finkelstein is founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Osher Capital Inc., a New York corporation, in which Mr. Arie Kluger is the controlling shareholder.  These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Kluger is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Lifeline Industries, Inc., New York corporation in which Robb Knie is the sole officer and controlling shareholder. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Knie is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to DPIT1 LLC, a Nevada limited liability company in which Samuel DelPresto is the sole officer and controlling person. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. DelPresto is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 13, 2010, we issued 1,500,000 shares of our common stock to Momona Capital LLC, a New York limited liability company in which Arie Rabinowitz is the sole officer and controlling person. These shares were issued in exchange for $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Rabinowitz is a founder of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 1,000,000 shares of our common stock to Vadim Mats. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $50,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Mats is an officer of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 20,000,000 shares of our common stock to Melvin Schlossberg. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $1,000,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Schlossberg is an officer and director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On July 20, 2010, we issued 500,000 shares of our common stock to Donald Ptalis. These shares were issued in exchange for services rendered as an officer of the Company, valued in the amount of $25,000. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended. Mr. Ptalis is an officer and a director of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

From September 2010 through December 2010, we issued 131,200 shares of common stock to 36 investors in a private placement made pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D.  The consideration paid for such shares was $0.05 per share, amounting in the aggregate to $6,560.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant*

3.2	Amendment to Certificate of Incorporation of the Registrant*

3.3	By-Laws of Registrant*

4.1	Form of Stock Certificate*

5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered*

10.1	Form of Regulation D Subscription Agreement*

23.1	Consent of Berman & Company, P.A.

23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

*          Incorporated by reference to the corresponding exhibit filed with our Registration Statement on Form S-1 on March 30, 2011.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any propectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Securities Act of 1933 to any purchaser in the initial That, for the purpose of determining liability of the registrant under the distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 10, 2011.

GOLD SWAP INC.

By:	/s/ Melvin Schlossberg
Name: Melvin Schlossberg
Title: President, Chief Executive Officer Secretary and Director (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Melvin Schlossberg, his or her true and lawful attorneys-in-fact, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

May 10, 2011	/s/ Melvin Schlossberg	Melvin Schlossberg	Chairman, President, Chief Executive Officer Secretary and Director (Principal Executive Officer)

May 10, 2011	/s/ Donald Ptalis	Donald Ptalis	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

May 10, 2011	/s/ Vadim Mats	Vadim Mats	Vice President of Business Development